         As filed with the Securities and Exchange Commission on April 22, 1997 Registration Statement No. 333-6328

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                               AMENDMENT NO. 3 TO
                       REGISTRATION STATEMENT ON FORM S-1
                        UNDER THE SECURITIES ACT OF 1933

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Florida                                  6500                                65-0716464
       (State of Incorporation)                 (Standard Industrial               (I.R.S. Employer I.D.Number)
                                             Classification Code Number)

                           12408 North Florida Avenue
                                 Tampa, FL 33612
                                  813/935-9476
            (address and phone number of principal executive office)

                                Anthony A. Sutter
                      President and Chief Executive Officer
                Sterling Financial Services of Florida - I, Inc.
                           12408 North Florida Avenue
                                 Tampa, FL 33612
                                  813/935-9476
              (name, address and phone number of agent for service)

                                    Copy to:
                          Michael T. Williams, Esquire
                              3112 W. Kennedy Blvd.
                              Tampa, Florida 33609
                               Fax (813) 877-7725

                           ---------------------------

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this Registration
                          Statement becomes effective.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                        Proposed  maximum            Proposed
      Title of each             Amount being            offering price           maximum aggregate            Amount of
   class of Securities           registered                per Unit*              offering price           registration fee
   -------------------           ----------                ---------              --------------          ----------------
    Promissory Notes                9,900                   $1,000                  $9,900,000                  $3,000.00

    Total                                                                                                       $3,000.00
=============================================================================================================================

 *Stated only for the purpose of calculating registration fee.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       The securities being registered hereby are to be offered on a continuous basis as provided under Rule 415.


                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.

                              CROSS-REFERENCE SHEET

                      Pursuant to Item 501B, Regulation S-K

S-1 ITEM                                                 LOCATION IN PROSPECTUS
--------                                                 ----------------------

1.       Forepart of the Registration Statement and      Cover Page of Registration Statement and
         Outside Front Cover Page of the Prospectus      Outside Front Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Page of     Inside Front and Outside Back Cover Pages of
         Prospectus                                      Prospectus

3.       Summary Information, Risk Factors and           Summary of the Offering, Risk Factors, Selected
         Ratio of Earnings to Fixed Charges              Financial Information, Earnings to Fixed Charges

4.       Use of Proceeds                                 Sources and Uses of Proceeds

5.       Determination of Offering Price                 Not Applicable

6.       Dilution                                        Not Applicable

7.       Selling Security Holders                        Not Applicable

8.       Plan of Distribution                            Underwriting

9.       Description of Securities to be Registered      Summary of the Offering, Description of
                                                         Securities

10.      Interest of Named Experts and Counsel           Not Applicable

11.      Information with Respect to the Registrant

         (a)      Description of Business                Business, Management, The Corporation

         (b)      Properties                             Business

         (c)      Legal Proceedings                      Legal Proceedings

         (d)      Market for Common Equity and           Not Applicable
                  Related Stockholder Matters

         (e)      Financial Statements                   Financial Statements

         (f)      Selected Financial Data                Selected Financial Data

         (g)      Supplementary Financial                Not Applicable
                  Information

         (h)      Management's Discussion and            Management's Discussion and Analysis and
                  Analysis and Results of Operations     Results of Operations

S-1 ITEM                                                 LOCATION IN PROSPECTUS
--------                                                 ----------------------
         (i)      Changes in and Disagreements with      Not Applicable
                  Accountants on Accounting and
                  Financial Disclosure

         (j)      Directors and Executive Officers       Management

         (k)      Executive Compensation                 Management

         (l)      Security Ownership of Certain          Security Ownership of Certain Beneficial Owners
                  Beneficial Owners and Management       and Management

         (m)      Certain Relationships and Related      Certain Relationships and Related Transactions
                  Transactions

12.      Disclosure of Commission Position on            Underwriting
         Indemnification for Securities Act Liabilities

        PRELIMINARY PROSPECTUS DATED APRIL 22, 1997 SUBJECT TO COMPLETION


       Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                                   $9,900,000
                                   9,900 NOTES
                                 $1,000 PER NOTE
                            MINIMUM PURCHASE: 2 NOTES

       Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation"), was formed in January, 1997 to offer a package of financial services to the sub-prime mobile home industry, including originating and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes"); selling Contracts to other lenders; and providing certain floor plan financing to mobile home dealers (the "Dealers") (collectively, the "Financing Activities"). In addition, the Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business (collectively, the "Other Activities"). (The Financing Activities and the Other Activities are collectively referred to herein as the "Activities.") As of the date of this Prospectus, the Corporation has had no operations.

       THIS OFFERING INVOLVES CERTAIN MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES. SEE "RISK FACTORS" LOCATED AT PAGES 15 TO 23 OF THIS PROSPECTUS. INSERT CHECK PAGE REFERENCES

       The Corporation is offering subscriptions for a maximum of 9,900 Notes (the "Notes") in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on June 30, 2002. Interest is calculated on the basis of a 365-day year (the "Calculation Basis") but is paid in 12 equal monthly installments, regardless of the number of days in each month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The primary source of payment on the Notes will be payments made by sub-prime borrowers on the Contracts. A sub-prime borrower is a purchaser of a Home who does not qualify for traditional "A" or "Prime" credit, which in general means that the borrower does not have characteristics such as a good credit history, long-term employment or a homeowner. See "Business - Mobile Home Finance Industry - Sub-Prime Market Segment."

       The Notes will be secured by a first lien on the assets ("Assets") acquired with the proceeds of the offering or other Assets ("Replacement Assets") acquired with funds obtained from the repayment, sale or refinancing of such Assets. (The Assets and the Replacement Assets are collectively referred to herein as the "Collateral.") The principal due on the Notes is prepayable in whole or in part at any time without premium or penalty. Any prepayment will include accrued and unpaid interest at the time of prepayment on the entire principal amount due. There are limited sources of funds to make interest and principal payments due on the Notes. See "Risk Factors" and "Description of Securities."

       The minimum purchase is 2 Notes. There is no minimum offering. There are certain suitability standards for Investors. Notes will only be sold to a person who makes the required minimum purchase and represents in writing that he has either: (i) a minimum annual gross income of at least $30,000 and a net worth of $30,000 (exclusive of home, home furnishings and automobiles); or (ii) a net worth of $75,000 (exclusive of home, home furnishings and automobiles); or (iii) that he is purchasing in a fiduciary capacity for a person who (or for an entity which) meets such conditions. In the case of sales to fiduciary accounts, the suitability standards must be satisfied by the beneficiary; however, where the fiduciary is the donor of funds used for investment in the Corporation, the fiduciary and not the beneficiary must meet the standards set forth above. Certain states may impose higher suitability standards which an Investor must satisfy. See "State Suitability Standards," Exhibit A and "Suitability
Standards: Who Can Invest?"

       The price and amount of Notes offered by the Corporation has been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value.

       A NOTE HOLDER WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF THE NOTES.

       No public or other market for the Notes exists and there can be no assurance that one may develop in the future.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================
                                    Underwriting Discounts and        Proceeds to
                 Price to Public       Commissions1)(2)(3)(4)       Corporation(5)
Per Note            $      1,000             $      90               $        910
Total Maximum       $  9,900,000             $ 891,000               $  9,009,000
=====================================================================================

(1) The Notes are being offered on a "best-efforts" basis through Southern Capital Securities, Inc. (the "Managing Dealer") and other Dealers ("Participating Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). See "Underwriting."

(2) The Corporation has agreed to indemnify the Managing and Participating Dealers against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) The Corporation will pay the Managing Dealer 7% of the offering price ($70 per Note) for all Notes sold, a portion of which may be reallowed to Participating Dealers, and a Managing Dealer Fee in an amount up to 2% ($20 per Note) to the Managing Dealer. See "Underwriting."

(4) This amount does not include reimbursement to the Managing Dealer for actual due diligence expenses in an amount up to .5% per Note ($5 per Note) and payments which may be made to the Managing Dealer by the Corporation as a Non-Accountable Expense Allowance not to exceed 1% of the offering price per Note ($10 per Note) for all Notes sold in the offering, a portion of the foregoing which may be reallowed to Participating Dealers. See "Underwriting."

(5) This is before deducting other expenses of issuance and distribution payable by the Corporation in connection with this offering. The Corporation will pay from the proceeds of this offering all of such expenses, estimated to be $148,500. These expenses are in addition to the $49,500 (Maximum) due diligence reimbursement and the $99,000 (Maximum) Non-Accountable Expense Allowance. See "Sources and Uses of Proceeds" and "Underwriting."

                        SOUTHERN CAPITAL SECURITIES, INC.
                    13902 North Dale Mabry Highway, Suite 118
                                 Tampa, FL 33618
                                  813/962-3335

              THE DATE OF THIS PROSPECTUS IS _______________, 1997.

       If the Corporation does not terminate the offering earlier, which in the sole discretion of Management it may, the offering of Notes will continue until the Corporation raises an aggregate of $9,900,000, provided that the offering period for all Notes of the Corporation will not exceed 24 months from the date of this Prospectus. The Termination Date may not be extended.

       No notice will be given if the Notes are prepaid. The Notes, if prepaid, will be paid at par without premium or penalty.

       The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. The Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes. See "Underwriting."

       UNTIL THE TERMINATION OF THIS OFFERING, AND IN ANY EVENT 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS RELATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

       Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

       No dealer, salesman or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus or in literature issued by the Corporation, or, if authorized by the Corporation, the Participating Dealers (which literature shall not be deemed to be a part of this Prospectus). No person associated with this offering or the Corporation has been sponsored, recommended, or approved, nor has his abilities or qualifications in any respect been passed upon by any state or any agency or officer of any state or by the United States or any agency or officer of the United States. This Prospectus does not constitute an offer or solicitation in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Corporation since the date thereof; however, if any material change in the Corporation's affairs occurs at any time when this Prospectus is required to be delivered, this Prospectus will be amended or supplemented.

       The Corporation intends to sell the Notes in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and the purchase of the Notes may only be negotiated and consummated in such states. The Subscription Agreement for the Notes must be executed, and the Notes may only be delivered in such states. Resale or transfer of the Notes may be restricted under state law. See "Risk Factors - No Market for Notes" and " - Transferability of Notes."

       NEITHER THESE SECURITIES NOR THE CORPORATION HAVE BEEN GUARANTEED, SPONSORED, RECOMMENDED, OR APPROVED BY THE STATE OF FLORIDA OR ANY AGENCY OR OFFICER OF THE STATE OF FLORIDA OR BY THE UNITED STATES OR ANY AGENCY OR OFFICER OF THE UNITED STATES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

       No public or other market for the Notes exists and there can be no assurance that one may develop in the future. Accordingly, the Notes should be purchased only to be held to term, because Note Holders may not be able to liquidate or otherwise utilize their investment in the event of an emergency or for any other reason. See "Risk Factors."


                             ADDITIONAL INFORMATION

       The Corporation has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, its amendments and exhibits. For further information pertaining to the Notes offered hereby, and the Corporation, reference is made to the Registration Statement, including the exhibits, filed therewith or incorporated by reference as a part thereof. Statements in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement may be inspected and copied at the Commission's Washington, D.C. office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Northeast Regional Office, Midwest Regional Office and Atlanta Regional Office at the following addresses: 7 World Trade Center, Suite 1300, New York, NY 10048, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 3475 Lenox Road, N.E., Suite 1000, Atlanta GA 30326-1232,
respectively. The Registration Statement also may be inspected but not copied at the Commission's Atlanta, Georgia office. Further, copies can be obtained at prescribed rates from the Washington, D.C. office. Exchange Act reports may be inspected and copied at the Commission's Washington, D.C. office and Northeast and Midwest Regional Offices and may be obtained at prescribed rates from the Commission's Washington, D.C. office. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov.

                             REPORTS TO NOTE HOLDERS

       The Corporation intends to distribute to the Note Holders annual reports containing financial statements that have been examined and reported on by an independent certified public accountant. The Corporation may furnish such other reports as the sole Director may deem necessary to inform the Note Holders of major developments concerning the Corporation.

                     SUITABILITY STANDARDS: WHO CAN INVEST?

       Notes will only be sold to a person who makes the required minimum purchase and represents in writing that he has either: (i) a minimum annual gross income of at least $30,000 and a net worth of $30,000 (exclusive of home, home furnishings and automobiles); or (ii) a net worth of $75,000 (exclusive of home, home furnishings and automobiles); or (iii) that he is purchasing in a fiduciary capacity for a person who (or for an entity which) meets such conditions. In the case of sales to fiduciary accounts, the suitability standards must be satisfied by the beneficiary; however, where the fiduciary is the donor of funds used for investment in the Corporation, the fiduciary and not the beneficiary must meet the standards set forth above. Certain states may impose higher suitability standards which an Investor must satisfy. See "State Suitability Standards," Exhibit A.

       All Participating Dealers will make reasonable inquiry to assure that there is compliance with these suitability standards, and the Corporation will not accept subscriptions from any person who does not represent in the Subscription Agreement that he meets such standards.

       No transfers will be permitted of less than the minimum permitted purchase, nor may an investor transfer, fractionalize or subdivide Notes so as to retain less than such minimum purchase.

       The reasons for establishing these standards include the relative lack of liquidity of Notes and certain risk factors associated with an investment in the Notes. See "Risk Factors."

                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

INSERT CHECK PAGE NUMBERS

I.    PROSPECTUS                                                       PAGE
                                                                       -----
Additional Information                                                   9

Reports to Note Holders                                                 10

Suitability Standards:  Who Can Invest?                                 10

Summary of the Offering                                                 13

The Corporation                                                         15

Risk Factors                                                            15

Sources and Uses of Proceeds                                            19

Business                                                                26

Management                                                              35

Certain Relationships and Related Transactions                          36

Compensation Committee Interlocks and Insider Participation             36

Security Ownership of Certain Beneficial Owners and Management          37

Management's Discussion and Analysis and Results of Operations          38

Description of Securities                                               38

Underwriting                                                            43

Indemnification                                                         44

Transferability of Notes                                                45

Legal Matters                                                           45

Legal Proceedings                                                       45

Experts                                                                 45

Financial Statements                                                   F-1

II.   EXHIBITS

A.       State Suitability Standards                                   A-1
B.       Subscription Agreement                                        B-1

                             SUMMARY OF THE OFFERING

       The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

THE CORPORATION

       The Corporation was formed under the laws of the State of Florida in January, 1997, with its principal place of business at 12408 North Florida Avenue, Tampa, Florida 33612, telephone (813) 935-9476.

THE NOTES AND THE OFFERING

       The Corporation is offering subscriptions for a maximum of 9,900 Notes in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on June 30, 2002. Interest is calculated on the Calculation Basis but is paid on the Payment Basis, with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The Notes will be secured by a first lien on the Collateral. The principal due on the Notes is prepayable in whole or in part at any time without premium or penalty. Any prepayment will include accrued and unpaid interest at the time of prepayment on the entire principal amount due. There are limited sources of funds to make interest and principal payments due on the Notes. See "Risk Factors" and "Description of Securities."

       The minimum purchase is 2 Notes. There is no minimum offering. There are certain suitability standards for Investors. See "Suitability Standards: Who Can Invest?"

BUSINESS

       The Corporation was formed in January, 1997 to offer a package of financial services to the sub-prime mobile home industry, including originating and refinancing for its own account Contracts created in connection with the financing of primarily used as well as some new Homes; selling Contracts to other lenders; and providing certain floor plan financing to Dealers. In addition, the Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of Parks or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business. The Corporation has had no operations.

RISK FACTORS

       An investment in the Notes involves various risks, including the following:

       - Because most of the borrowers under the Contracts are considered sub-prime, the risk of default on the Contracts is greater than if the Corporation originated Contracts with "A" credit or prime borrowers.

       - Over the past several years, lenders to sub-prime borrowers have experienced increased rates of delinquency, default and credit losses.


       - There are various conflicts of interest arising from the relationship between the Corporation and Sterling Financial Services, Inc., a Florida corporation (the "Servicing Company"), which conflicts result from the fact that Mr. Anthony A. Sutter is the sole officer and director of the Corporation and the Servicing Company and that the Servicing Company may provide management services to other businesses owned or controlled by Mr. Sutter, which businesses (the "Affiliated Entities") may have the same investment objectives and business purposes as the Corporation and thus compete with the Corporation.


       - Increased competition in the sub-prime mobile home finance business and deviations from credit underwriting guidelines could result in the Corporation originating Contracts with a greater risk of loss.

       -      The Corporation has had no operations since inception.

       - The Corporation anticipates experiencing negative interest income and net operating losses in the initial stages of operation, which will be funded from the proceeds of the offering in an amount up to one year's aggregate interest payment on all outstanding Notes at the close of this offering (maximum of $1,039,500).

       - There are limited sources of payment of interest and principal on the Notes.

       - The value of the Collateral will be less than the principal due on the Notes.

       - No public or other market for the Notes exists and there can be no assurance that one may develop in the future.

       - The success of the Corporation will, to a large extent, depend on the quality of services provided by Mr. Sutter and the Servicing Company's employees. The loss of the services of Mr. Sutter could materially adversely affect the business of the Corporation.

See "Risk Factors."


                         SELECTED FINANCIAL INFORMATION

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                                JANUARY 10, 1997

          Assets. . . . . . . . . . . . . . . . . . . . . . . . . . $1,000
          Liabilities . . . . . . . . . . . . . . . . . . . . . . . $    0
          Net Worth   . . . . . . . . . . . . . . . . . . . . . . . $1,000

                                 THE CORPORATION

       The Corporation was formed under the laws of the State of Florida in January, 1997, primarily to originate and refinance sub-prime mobile home financing Contracts as well as engage in other related business activities. The principal place of business of the Corporation is located at 12408 North Florida Avenue, Tampa, Florida 33612, telephone (813) 935-9476.

                                  RISK FACTORS

       A purchase of the Notes issued by the Corporation involves various risks, as set forth below. Prospective Investors should consider these risk factors before making a decision to purchase the Notes.

1.     SUB-PRIME BORROWERS

       Most of the mobile home purchasers in the sub-prime market segment are hourly wage-earners with little or no personal savings. In most cases, such purchasers' ability to remit payments as required by the terms of the Contracts is entirely dependent on their continued employment, and job losses will quickly result in defaults on their consumer debts. A prolonged economic recession resulting in widespread unemployment in this wage-earning sector could cause a significant rise in delinquencies and charge-offs, which could adversely affect the Note Holders by reducing the funds available to make payments on the Notes and reducing the value of the Collateral.

2.     INDUSTRY TRENDS

       Over the past several years, lenders in the sub-prime market have experienced increased rates of delinquency, default and credit losses. Management believes this is due in part to the maturation of the young sub-prime lending industry, the current weakening trend of the consumer credit market, attempts by lenders which lack effective knowledgeable management to determine the correct balance between risk and reward, and the effect of additional competition on the marketplace. If these trends continue, the Corporation may experience credit losses, which could adversely affect the Note Holders by reducing the funds available to make payments on the Notes and the value of the Collateral. See "Business."

3.     COMPETITION

       The sub-prime mobile home finance market is highly fragmented and, to date, is served by only a few non-traditional consumer finance sources. If commercial banks, savings and loans, credit unions and other consumer lenders that apply more traditional lending criteria, all of which are larger and have significantly greater financial resources than the Corporation, expand their activities in the market served by the Corporation, the competition for suitable Contracts in that market will continue to intensify. See "Business Mobile Home Finance Industry - Sub-Prime Market Segment" and "Business - Competition."

4.     CONFLICTS OF INTEREST


       Anthony A. Sutter, the sole officer and director of the Corporation and the Servicing Company, may engage for his own account, or for the account of others, in other business ventures, including the Affiliated Entities, and therefore compete with the Corporation.


       To the extent the Corporation competes with other businesses, including the Affiliated Entities, competition for origination of suitable Contracts would intensify, which could have an adverse effect on the Corporation because the Corporation may originate Contracts with a greater risk of loss, which could adversely affect the Note Holders by reducing the funds available to make payments on the Notes and the value of the Collateral.

       This competition for origination of Contracts creates a potential conflict of interest because it is anticipated that the Servicing Company, which is responsible for originating Contracts, will provide similar origination services to Affiliated Entities formed by Management and his affiliates which are engaged in businesses similar to that of the Corporation. An additional conflict of interest with respect thereto exists because Management of the Corporation and Management of the Servicing Company are the same individual, Mr. Sutter. See "Management." Accordingly, there is no assurance that decisions concerning Contract origination and other matters will be made which more favorably impact the Corporation than the Affiliated Entities, increasing the risk of default on the Notes.

       See "Business - Relationship with Servicing Company - Conflicts of Interest."

5.     DEVIATIONS FROM CREDIT UNDERWRITING GUIDELINES

       Although the Corporation has established certain guidelines with minimum acceptable credit criteria for Contract origination, there is no limitation upon the number of Contracts which deviate from these guidelines which can be originated. See "Business." The origination of a significant number of Contracts which deviate from underwriting guidelines could cause a significant rise in delinquencies and charge-offs, which could adversely affect the Note Holders by reducing the funds available to make payments on the Notes and reducing the value of the Collateral.

6.     SUBJECTIVE DECISIONS BY SERVICING COMPANY

       It is anticipated that the Servicing Company, which is responsible for originating Contracts, will provide similar services to Affiliated Entities. Any decision concerning the investment of funds available to the Corporation and the Affiliated Entities will be made on a subjective, case-by-case basis in a manner in which Management believes to be in the best interest of each entity. There is a conflict of interest because Management of the Corporation and Management of the Servicing Company are the same individual, Mr. Sutter. See "Management." Accordingly, there is no assurance that decisions will be made which more favorably impact the Corporation than the Affiliated Entities, increasing the risk of default on the Notes. See "Business Relationship with Servicing Company."

7.     NO OPERATING HISTORY

       The Corporation has had no operations since inception. The success of the Corporation and its ability to make payments to the Note Holders is dependent upon the extent to which the Corporation is able to conduct successfully its Activities, particularly the origination of Contracts. There is no assurance that the Corporation will be able to conduct its Activities in a manner which will generate sufficient cash flow to make payments to Note Holders.

       8.     ANTICIPATED RESULTS OF CONTINUING OPERATIONS

       The Corporation anticipates experiencing negative interest income and net operating losses in the initial stages of operation. These losses would primarily be the result of the delay between the time subscription proceeds are received from investors and the time the Corporation commences to receive interest payments under the Contracts originated with such funds or other revenues from its Activities. Thus, in the initial stages of the Corporation's operation, interest accrued and paid on the Notes will exceed revenues from Activities. As the proceeds of the offering become fully invested, the Corporation anticipates receiving interest payments on the Contracts significantly in excess of interest which will accrue on the Notes.

       9.     POTENTIAL FOR PAYMENT OF INTEREST FROM OFFERING PROCEEDS

       In accordance with the provisions of the Security Agreement, an amount up to one year's aggregate interest payment on all outstanding Notes at the close of this offering (maximum of $1,039,500) may be paid from the proceeds of this offering. If such payments are made, the amount of offering proceeds available to fund the Activities will be reduced, the amount of the Collateral will be reduced and the Corporation will have to generate revenues from a smaller number of Contracts or reduced other Activities to make payments on the Notes, increasing the risk of default on the Notes and the risk of loss on the Notes in the event of such default. See "Sources and Uses of Proceeds" and "Description of Securities - Security Agreement."

10.    LIMITED SOURCES OF PAYMENT ON THE NOTES

       There are limited sources of payment of interest and principal on the Notes. There is no assurance that sufficient funds will be available to make such payments, particularly principal payments due at the term of the Notes, if the source thereof is a sale or refinancing of the Notes. See "Description of Securities."

11.    VALUE OF COLLATERAL LESS THAN PRINCIPAL OF THE NOTES

       Note Holders will have a security interest in the Collateral. The value of the Collateral, if liquidated upon an Event of Default on the Notes, in the early part of the term of the Notes will not and in the later part of the term of the Notes may not be sufficient to repay all amounts due thereon, this situation arises because some of the proceeds of this offering will be used for purposes other than the origination of Contracts or other Activities which result in underlying Collateral. It is anticipated that upon the completion of the investment of the proceeds of this offering, the maximum value of such Collateral will not exceed 78.9% of the principal balance on the Notes, and may be less to the extent that the proceeds of this offering are used to pay interest on the Notes. Holders of Notes are required under the Security Agreement to proceed against and liquidate all the Contracts and other Collateral before looking to any other assets of the Corporation. See "Sources and Uses of Proceeds" and "Business."

       The Corporation will have to operate at a profit to generate sufficient funds to offset these expenditures to be able to make principal and interest payments on the Notes when due. If sufficient profits are not generated, the repayment of all or part of the interest or principal on the Notes may be delayed or never be made. See "Sources and Uses of Proceeds" and "Description of Securities."

12.    FLUCTUATIONS IN QUALITY AND VALUE OF COLLATERAL

       The Collateral securing the Notes may fluctuate in quality and value as the Corporation replaces Collateral due to sale, refinancing or similar reasons, because Borrowers under the Replacement Collateral may be more or less creditworthy or the nature of the Replacement Collateral may be less liquid or depreciate faster than the Collateral which it replaced. These fluctuations may adversely affect the aggregate value of the Collateral, which may reduce the funds available in the event of a default on the Notes and thereby increase the risk of loss to Note Holders upon default.


       13. POSSIBLE LOSS OF PERFECTED SECURITY INTEREST IN AND PRIORITY CLAIM ON THE COLLATERAL

       Under certain limited circumstances, the Note Holders' security interest in the Collateral may become unperfected subsequent to the Corporation's acquisition of the Collateral. See "Business." If such security interest were not perfected, the Note Holders would not have a priority claim on the Collateral and would, in effect, be treated as any unsecured creditor of the Corporation.

       The Note Holders' security interest in the Collateral may also be adversely affected by a number of Federal and state laws, including the Uniform Commercial Code, Federal Bankruptcy Code, numerous Federal and state consumer protection laws, laws which apply when a Home is moved to a state other than the state in which it is initially registered, and liens for unpaid taxes under the Internal Revenue Code of 1986. All of the foregoing could cause the Note Holders to lose a priority claim on the Collateral, even if they have a perfected security interest thereon. See "Business."

       Upon an Event of Default under the Notes, if the Note Holders did not have a priority claim on the Collateral through perfection of their security interest, or if they lose a priority claim on the Collateral, their ability to sell the Collateral and use the proceeds to repay the Notes would be adversely affected as other creditors would have an equal, or in some cases a superior, claim to the Collateral, and Note Holders could suffer a partial or total loss of principal and unpaid interest on the Notes.

14.    PREPAYMENT OF NOTES

       The Corporation may prepay the principal on the Notes in whole or in part at any time without notice, premium or penalty. Any prepayment will include accrued and unpaid interest on the entire principal amount due at the time of prepayment. If the Notes are prepaid before maturity, Note Holders may not be able to acquire investments paying the same or greater return at the time of prepayment, which could result in the Note Holders receiving less income during the period from origination to stated maturity date of the Notes than had been anticipated at the time of acquiring the Notes. See "Description of Securities."

15.    NON-SELF-AMORTIZING LOANS

       The Notes do not provide for the amortization of any of the principal amount prior to maturity. Such Notes involve greater risks than loans in which the principal amount is amortized over the term of the loan because the ability of the Corporation to repay at maturity the outstanding principal amount of such loans is dependent upon the Corporation's ability to operate at a profit, including collecting all principal and interest due on the Contracts.

16.    NO SINKING FUND FOR REPAYMENT OF THE NOTES

       There is no sinking fund for payment of principal or interest on the Notes. Thus, there is less security for the repayment of Notes upon default than if there was such a fund.

17.    CONTRACTS OUTSTANDING AT MATURITY DATE OF THE NOTES

       Management believes that a substantial portion of the Contracts will generally be refinanced or repaid before contractual maturity dates. However, the Corporation intends to originate Contracts with maturity dates of up to 180 or more months. Thus, the Corporation may have a significant number of outstanding Contracts at the maturity date of the Notes. If the Corporation is not able to sell or refinance its portfolio of Contracts at the maturity date of the Notes, the Corporation could default on repayment of the Notes, and repayment of amounts due on the Notes may be delayed or impaired. See "Business."

18.    LOSS ON NOTES

       If a Note Holder suffers a loss on his Notes, it may be treated as a capital rather than an ordinary loss, which may affect the manner in which such loss may be utilized for tax purposes.

19.    NO MARKET FOR AND LIMITED TRANSFERABILITY OF NOTES

       No public or other market for the Notes exists and there can be no assurance that one may develop in the future. Because there is a lack of a market for the Notes, Note Holders should purchase the Notes only as a long-term investment, as they may not be able to liquidate their investment in the Notes in the event of an emergency or for any other reason.

20.    NO RATING OF THE NOTES

       The Notes will not be rated by any rating agency. In general, unrated notes have a greater risk of loss and less liquidity than rated Notes.

21.    ARBITRARY DETERMINATION OF OFFERING PRICE OF NOTES

       The price and amount of Notes offered by the Corporation has been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value or to the earning potential of the Corporation or the Notes.

22.    NO MINIMUM OFFERING

       There is no minimum offering. If less than the Maximum Offering is sold, the proceeds will used for any of the business purposes described in this Prospectus as determined in the best interest of the Corporation by Management. If substantially less than the Maximum Offering is sold, Management anticipates that there will be no floor plan financing or working capital reserve, and the majority of the proceeds will be used for origination of Contracts. However, if less than the Maximum Offering is sold, there will be a smaller and less diversified portfolio of Contracts or other assets as Collateral, Note Holders will pay a higher organizational cost per Note, and Note Holders may have an increased risk of default and loss upon default. See "Sources and Uses of Proceeds" and "Business."

23.    INVESTMENT OF PROCEEDS

       The success of the Corporation, in large part, depends on its ability to keep its assets continuously invested. If the Corporation cannot locate sufficient acceptable investments on a timely basis, the Corporation may be unable to keep the maximum anticipated percentage of its assets so invested, which may result in lower rates of return from the investment of its assets in other permitted investments. This may reduce the funds available to make payment of interest and principal on the Notes.

24.    NO CONTRACTS IDENTIFIED

       The uncertainty and risk of an investment in the Notes is increased to the extent that investors are unable to evaluate for themselves the economic merit of the Contracts originated or other assets to be acquired to be identified. Although the Corporation is currently seeking suitable Contracts and other assets, no agreement or understanding has been reached to originate any specific Contracts or assets. Investors must depend solely upon the ability of Management and the Servicing Company with respect to the selection of Contracts and other assets. See "Management" and "Business - Relationship with the Servicing Company." There can be no assurance that the Corporation will be successful in using all of the proceeds of the offering to originate Contracts or acquire other assets. The inability of the Corporation to find suitable Contracts to originate or other assets to acquire with the proceeds of this offering may result in delays in investment of such proceeds and in payment of interest and principal due on the Notes.

25.    FIXED EXPENSES

       Operating expenses of the Corporation, including certain compensation which may be paid to the Servicing Company, must be met regardless of the Corporation's profitability. See "Business" and "Management." Accordingly, it is possible that the Corporation may be required to borrow funds or liquidate a portion of its investments in order to pay its expenses or to make the required payments to Note Holders. There can be no assurance that such funds will be available to the extent, and at the time, required by the Corporation, increasing the risk of default on the Notes if such situation occurs.

26.    NO INTEREST IN THE CORPORATION

       A NOTE HOLDER WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF NOTES. NOTE HOLDERS HAVE NO ABILITY TO VOTE ON CORPORATE MATTERS OR OTHERWISE INFLUENCE MANAGEMENT OF THE CORPORATION.

       27.    RELIANCE ON MANAGEMENT AND SERVICING COMPANY

       The Corporation's day-to-day affairs will be administered entirely through and decisions thereto will be made exclusively by the Servicing Company, which has the same management as that of the Corporation. The success of the Corporation will, to a large extent, depend on the quality of services provided by Mr. Sutter and the Servicing Company's future employees. As of the date of this Prospectus, there was only one employee of the Corporation, Mr. Sutter, and only one other employee of the Servicing Company in addition to Mr. Sutter.

       The loss of the services of Mr. Sutter or the termination of the Serving Agreement with the Servicing Company could materially adversely affect the business of the Corporation. There is no employment agreement between Mr. Sutter and the Corporation or the Servicing Company. There is no "key man" insurance on the life of Mr. Sutter. The Servicing Agreement may be terminated by either party without cause upon 15 days' notice. If the Servicing Agreement is terminated, the Corporation will have to locate replacement personnel or another servicing company. There is no assurance that such personnel or company could be located, or located on a timely basis, with potential adverse consequences to Note Holders. See "Business - Relationship with the Servicing Company."

28.    ALLOCATION OF MANAGEMENT RESOURCES

       Mr. Sutter will devote only so much of his time to the business of the Corporation as in his judgment is reasonably required. Mr. Sutter will have conflicts of interest in allocating management time, services and functions between the Corporation and any future entities which he may organize, as well as other business ventures in which he is involved. Mr. Sutter believes that he will be able to retain sufficient staff personnel to be fully capable of discharging his responsibilities to all entities he has organized.

29.    SERVICING COMPANY'S NEED FOR ADDITIONAL EMPLOYEES

       The Servicing Company will need to hire additional employees to fulfill its duties under the Servicing Agreement with the Company. There is no assurance that such personnel can be located, or located on a timely basis, with potential adverse consequences to Note Holders. See "Business - Relationship with Servicing Company."

30.    LIMITED GEOGRAPHIC AREA OF OPERATIONS

       The Corporation intends to limit its operations to Florida. Consequently, the Corporation's operations could be unfavorably impacted by adverse changes in the economic environment in Florida which could adversely affect the creditworthiness of the Corporation's prospective borrowers in the sub-prime market in Florida. Although the Corporation believes Florida's economy will continue to grow, there can be no assurance that this is the case. The resulting lack of diversity in the geographic area in which the Corporation operates may increase the risk of loss to the Corporation and the Note Holders because adverse economic conditions which may occur in Florida but not elsewhere in the country will have a greater adverse affect on the Corporation's operations and thus its ability to make payments on the Notes than if the Corporation operated in a broader geographic area. See "Business - Market Area."

31.    CONSUMER FINANCE LAWS AND REGULATIONS

       The Corporation's business, particularly its Finance Activities, is subject to regulation and licensing under various federal, Florida and local consumer protection statutes, regulations and ordinances. These laws, rules and regulations: (i) govern the way the Corporation can operate; (ii) limit the interest rate and other charges that may be imposed by, or prescribe certain other terms of, the Contracts that the Corporation originates; and (iii) define the Corporation's rights to repossess and sell collateral. If the Corporation fails to comply with these laws and regulations, it could be be required to cease operations or be subject to fines and penalties, and borrowers under the Contracts could have civil remedies against the Corporation and defenses under the Contracts which could adversely affect the Corporations ability to enforce its rights and collect payment of sums due thereunder, all of which could eliminate or reduce the Corporation's cash flow and thereby its ability to make payments on the Notes. There is no assurance that laws and regulations under which the Corporation operates will not become more restrictive, which could reduce the Corporation's cash flow and thereby its ability to make payments on the Notes. See "Business - Consumer Finance Laws and Regulations."

32.    CHANGES IN PROGRAMS, PRODUCTS, POLICIES AND PROCEDURES

       Factors such as increased competition in the industry and other industry trends, as well as other factors, may cause the Corporation from time to time to review and change its financing programs, products and services offered, and other business policies and procedures. To the extent there are future changes in these areas, the Corporation may originate Contracts or be subject to other circumstances which increase the risk of loss to Note Holders. The Corporation will continually review these areas and reserves the right to change any criteria related thereto described herein or otherwise as it deems appropriate. See "Business - Changes in Programs, Products, Policies and Procedures."

33.    SECURITIES LAW LIABILITIES

       Management of the Corporation has in the past and may in the future organize offerings of similar investment programs. Such programs may not be registered or qualified under federal or state securities laws. Although Management is currently not aware of any violations of federal securities laws which have occurred, there is no assurance that Management may not incur liabilities in the future or as a result of such activities, in which event he may not be able to carry out the management functions under the Servicing Agreement (the "Servicing Agreement") between the Corporation and the Servicing Company, which may affect the Corporation's ability to make payments to Note Holders. Although the capital of the Corporation is all pledged as Collateral, if, as a result of any such violation, a third party were to obtain ownership of Management's equity interest in the Corporation and the Servicing Company, there is no assurance that the Corporation or Servicing Company would be operated by such third party in a manner which would not adversely affect the Note Holders. See "Business Relationship with Servicing Company."

34.    INVESTMENT COMPANY ACT OF 1940

       The sole Director intends to conduct the operations of the Corporation so that it will not be subject to regulation under the Investment Company Act of 1940. Among other things, he will attempt to monitor the proportion of the Corporation's portfolio which is placed in various investments so that the Corporation does not come within the definition of an investment company under such Act. As a result, the Corporation may have to forego certain investments which would produce a more favorable return to the Corporation, increasing the risk of default on the Notes.

35.      INCREASE IN TRUSTEE FEES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

       The Indenture of Trust provides that, in addition to the fee of $500 per year to be paid to the Trustee, upon the occurrence of an Event of Default, as defined in the Indenture of Trust or Security Documents, the Trustee will receive an additional fee of $75 per hour for time incurred in rendering his duties as Trustee. If such an Event of Default occurs, there is no assurance that the Trustee will not be required to expend a significant amount of time in exercising his duties as Trustee, and the resulting compensation paid to the Trustee will reduce funds available to make payments due on the Notes.

                          SOURCES AND USES OF PROCEEDS

       The following table sets forth the estimated application by the Corporation of the anticipated proceeds of the sale of Notes.

                                                                  Maximum
                                                                  -------
                                                               (9,900 Notes)

                                                          AMOUNT            PERCENT
                                                          ------            -------

 Origination of Contracts                               $5,697,500           57.6%

 Interest on the Notes (1)                               1,039,500           10.4

 Floor Plan Financing (1)                                1,000,000           10.1

 Estimated Initial Expenses Related to
 Origination of Contracts (2)                              600,000            6.1

 Loan to Servicing Company for Purchase
 and/or Lease of Equipment (1) (3)                          75,000             .8

 Working Capital Reserve (4)                               300,000            3.0

 Sales Commissions and Concessions and
 Managing Dealer Fee (5)                                   891,000            9.0

 Due Diligence Reimbursement and Non-Accountable
 Expense Allowance (6)                                     148,500            1.5

 Other Organizational and Offering Expenses (7)            148,500            1.5
                                                        ----------        -------


 TOTAL USES OF PROCEEDS                                 $9,900,000            100%
                                                        ==========        =======

---------------

       (1) To the extent these funds are not used for this purpose, they will be available for other aspects of the Corporation's business. See "Business."

       (2) Until the Corporation generates Cash Flow in excess of operating expenses including interest payments due under the Notes, offering proceeds will be used to make payments under the Servicing Agreement. See "Business."

       (3) This amount will be lent to the Servicing Company to be used for the purchase and/or lease of office space, office equipment, trucks and automobiles. The Servicing Company will repay any advanced funds in equal monthly installments of principal and interest at the rate of 10.5% per annum, with the final payment due on June 30, 2002.

       (4) This amount is available for payment of operating expenses other than interest on the Notes.

       (5) The Corporation will pay the Managing Dealer a selling commission of 7.0% of the offering price ($70 per Note) for all Notes sold and a Managing Dealer Fee in an amount up to 2% ($20 per Note). See "Underwriting."

       (6) This amount includes reimbursement for actual due diligence expenses which may be paid to the Managing Dealer in an amount up to .5% per Note ($5 per Note) and payments which may be made to the Managing Dealer by the Corporation as a Non-Accountable Expense Allowance not to exceed 1.0% of the offering price per Note ($10 per Note) See "Underwriting."

       (7) This amount ("Amount") includes legal, accounting, printing and other offering costs and is in addition to the amounts referred to in footnotes 5 and 6 above. The Corporation will pay from the proceeds of this offering all of such Amount, estimated to be $148,500 (Maximum Offering).

INSERT MIKE PLEASE REVIEW THE FOLLOWING PROVIDED BY TONY; TONY ALSO TO LOOK AT THIS SECTION AND PROVIDE FURTHER INFO

       If less than the Maximum Offering is sold, the proceeds of the offering will be used in the following order of priority: Loan to Servicing Company for Purchase and/or Lease of Equipment, Estimated Initial Expenses Related to Origination of Contracts, Origination of Contracts, Interest on the Notes, Floor Plan Financing, and Working Capital Reserve. See "Risk Factors."

       The Corporation believes it will be able to satisfy its cash requirements for the foreseeable future if it does not expand its business by originating additional Contracts. However, in order for the Corporation to continue to expand its dealer base and portfolio of Contracts, the Corporation must secure additional capital resources, including additional debt or equity offerings and institutional financing, such as a line of credit. No assurance can be given that additional capital resources will be available through such sources, or available on reasonable terms. Management does not believe that Investors in this offering will be adversely affected if the Corporation is not able to expand its business by securing additional capital resources.

                                    BUSINESS

       The Corporation was formed in January, 1997, to offer a package of financial services to the sub-prime mobile home industry.

       It is anticipated that approximately 85% of the Corporation's business will involve originating and refinancing the Contracts created in connection with the financing of primarily used as well as some new Homes. As a secondary activity, not anticipated to exceed approximately 15% of the Corporation's business, the Corporation may also provide certain floor plan financing to Dealers. From time to time, in what is anticipated to be isolated transactions, the Corporation may also purchase, refurbish (if necessary) and lease or sell new or used Homes; buy and improve land for development of Parks, or provide financing to others for such purpose; buy and sell Parks; and purchase other sub-prime financial companies in the mobile home lending business. These ancillary activities would only be undertaken if Management becomes aware of a profitable business opportunity in these isolated segments. Although some of these activities may result in the financing of the purchase of Homes to be located in Parks owned by Management and his Affiliates, the Corporation was not formed with the primary purpose of, and it is not anticipated that a significant amount of the Corporation's activities will facilitate, such transactions.

       The Corporation has had no operations since inception. Accordingly, as of the date of this Prospectus, the Corporation has no contracts or arrangements in place with respect to these activities. See "Risk Factors."

MOBILE HOME FINANCE INDUSTRY

       SUB-PRIME MARKET SEGMENT

       The Corporation operates in the sub-prime segment of the mobile home finance market, focusing on financing used Homes sold to sub-prime borrowers. A sub-prime borrower is a purchaser of a Home who does not qualify for traditional "A" or "Prime" credit, which in general means that the borrower does not have all of the following characteristics: (i) a long credit history and no defaults,
(ii) at his/her current job for at least 18 months, (iii) can easily finance a Home through a traditional financial institution, such as a bank, (iv) usually a homeowner, and (v) typical risk of loan loss is less than 3% and whose typical cost of credit is prime plus 1% to 3%. Sub-prime borrowers are rated "B," "C" or "D," based upon the degree of variance from the foregoing characteristics.

       It has been Management's experience that lenders to prime mobile home financing borrowers impose interest rates less than the maximum provided by law. Management anticipates that almost all of its Contracts will be at the maximum interest rate permitted by law. See "Consumer Finance Laws and Regulations." To the extent this interest rate differential continues, Contracts financed in the sub-prime market segment will have the potential for higher yields, but, because sub-prime borrowers are not as creditworthy as prime borrowers, these

Contracts also present greater risk of default and loss. Accordingly, the net yield on sub-prime contracts may be less than that on prime contracts. See "Risk Factors."

       COMPETITION

       Although there is some competition in the mobile home finance business, the Corporation believes that there are few competitors providing financing to sub-prime purchasers of Homes. The sub-prime market is highly fragmented and, to date, is served by only a few non-traditional consumer finance sources. Because the Corporation provides financing to borrowers who do not qualify for traditional financing, the Corporation does not believe that it competes with most commercial banks, savings and loans, credit unions and other consumer lenders that apply more traditional lending criteria to the credit approval process. Historically, these traditional sources of mobile home financing (some of which are larger and have significantly greater financial resources) have not served the Corporation's sub-prime market segment to any significant extent. However, if these and other companies expand their activities in the market served by the Corporation, the competition for suitable Contracts in that market will continue to intensify, which could have an adverse effect on the Corporation. See "Risk Factors."

       In connection with the origination of Contracts, the Corporation will encounter significant competition from persons or entities which may have objectives similar in whole or in part to those of the Corporation. Most of such competitors may be substantially better financed and have reputations and public awareness of their operations which are more widely known and accepted. The pressure of such competition may require that the Corporation pay more for Contracts it originates or to originate Contracts of lesser quality, which could reduce or eliminate payments to Note Holders. See "Risk Factors."

ORIGINATION AND SERVICING OF CONTRACTS

       The Corporation has entered into a Servicing Agreement with the Servicing Company, to provide all services in connection with Contact origination and servicing. which agreement may be terminated by either party without cause upon 15 days' notice. See "Risk Factors." Because the Servicing Company must operate within the guidelines established by the Corporation, all management and operational decisions made by the Servicing Company will be the same as would be made if the Corporation made such decisions directly. A description of the guidelines of the corporation is set forth below. No funds of the Corporation are deposited or kept in any account commingled with funds of the Servicing Company or any other person or entity. See "Business Relationship with Servicing Company."

       ORIGINATION

       The Corporation intends to originate Contracts, as opposed to purchasing Contracts at a discount from Dealers or others. The Corporation will contact borrowers as well as Park owners and Dealers directly or by telephone or mailing to advise them of the Corporation's program for Contract origination. It is not anticipated that the Corporation will be dependent upon one or a few Park owners or Dealers for identifying potential borrowers under Contracts originated by the

Corporation. In addition, the Corporation may use print advertising directed at individual borrowers. It is anticipated that a Park owner, Dealer or potential borrower will contact the Corporation regarding the availability of financing, and the Corporation will make a credit application available directly to the borrower.

       When the credit application from the borrower is received, an investigator will review the application and obtains the applicant's credit bureau and other information.

       Contract origination guidelines include the following minimum acceptable criteria:

       -      Employment history - at least six months on the job;

       - Income - depends on the amount of the loan and the debt to income ratio (see below) of the borrower;

       -      Time at residence - at least one year at current residence;

       - Debt to income ratio - personal debt cannot exceed 50% of the borrower's net income;

       - Bankruptcy - all debts must have been fully discharged at least one year prior to application for the loan;

       - Child support - if the borrower is paying child support, it will be treated as a personal debt and factored into the debt to income ratio; if the borrower is receiving child support, such income will only be considered if court mandated;

       - Repossessions - must have occurred at least one year prior to application for the loan;

       - Liens/judgments - will be decided on a case-by-case basis, depending on the type of lien or judgment, the amount involved and the age thereof;

       - Previous delinquencies, collections and charge-offs - will be decided on a case-by-case basis with consideration taken for mitigating circumstances, such as divorce, disability, extended illness or layoff due to downsizing; and

       - Co-buyers and co-signers - will also be subject to the minimum acceptable criteria set forth above.

       There are no fixed criteria pursuant to which material deviation these guidelines will be permitted. However, no Contract will be originated to a borrower deviating from these guidelines for which there is not an increased down payment or a co-signer meeting the guidelines, or both. The additional down payment required will increase with the increase in deviation from the guidelines, although there is no fixed formula for determining the amount of increased down payment required.

       In addition, the Corporation will not finance more than 130% of National Automobile Dealers Association (NADA) manufactured home book retail value. It will not finance Homes manufactured before 1980. Contracts under $10,000 will have no more than a 10-year term, and Contracts between $10,000 and $25,000 will not have more than a 15-year term. The Corporation will not finance amounts in excess of $25,000. See "Business - Consumer Finance Laws and Regulations."

       When this process is complete, an application will be approved unconditionally or with conditions, such as adjustments to the interest rate, down payment, maximum loan to value, co-maker or other significant conditional criteria. It is anticipated that no more than ten percent (10%) of the Contracts originated will deviate materially from these guidelines, although there is no specific limitation imposed thereon.

       Prior to closing the funding, the Corporation reviews the financing to determine the following: (i) all required documentation has been included, (ii) the math is correct, (iii) the regulatory requirements have been satisfied, (iv) the amount financed does not exceed the maximum loan allowed, and (v) any conditions imposed have been satisfied. The Corporation will contact the insurance carrier to confirm insurance.

       SERVICING

       Billing. The Servicing Company generates bi-monthly statements which are sent to the borrower.

       Collections. The Corporation has established certain collection guidelines, which guidelines will not necessarily be followed in all cases and which are subject to modification at any time.

       When a delinquency occurs, a Collector will make a call by the first day of the delinquency. By the third day of delinquency, if the account has not been brought current, the Collector will personally visit the delinquent borrower. If the borrower is unable to make all required payments on a current basis, the Collector may make reasonable payment arrangements to cure the delinquency. If all of these collection processes are not successful, the repossession process commences immediately.

       Repossessions and Resale Department. Either the borrower voluntarily agrees to vacate the Home, or an attorney is contacted by the Corporation to effect an involuntary repossession. All costs associated with the repossession are an obligation of the borrower. To effect an involuntary repossession, in general, the borrower is first given written notice of intent to repossess, and a period of time, generally five days, to cure all defaults. If the defaults are not cured within said time period, a complaint is filed and a judgment obtained. After the judgment is obtained, a writ of possession is obtained and given to the appropriate law enforcement agencies, who evict the borrower from the Home. The Home will be renovated as necessary and sold in its then current location, if possible, or moved to a Dealer's lot or another Park for resale.

       In the event of default by Home purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code (the "UCC"), except where specifically limited by other state laws, including the right to repossession through self-help. The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The debtor has the right to redeem the collateral prior to actual sale by paying the secured party the delinquent principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or by payment of the unpaid balance. In addition, in several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers. The foregoing may limit the ability of the Corporation to realize maximum recovery upon repossession of a Home, which may decrease funds available to make payments on the Notes.

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCC, other state statutes or the common law, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the Seller to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor under the contract, and the possible forfeiture of any balance remaining due thereunder from the debtor. This may limit the Corporation's recovery in the event of a default under a Contract, or require the Corporation to refund to the Borrower amounts already paid on the Contract, which may decrease funds available to make payments on the Notes.

       In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral and/or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, a court may prevent a lender from repossessing a mobile home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Home at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. This may limit the Corporation's ability to receive full payments on a Contract or recovery in the event of a default under a Contract, which may decrease funds available to make payments on the Notes.

SALE OF CONTRACTS

       The Corporation may from time to time sell blocks of Contracts (the "Sale Contracts") which it originates to other lenders. The Corporation does not anticipating selling such Contracts until at least twelve (12) months after the origination date.

       Contracts will not be sold unless the aggregate consideration received therefor is equal to or greater than the principal due under the Contract at the time of sale (the "Minimum Sale Amount"), unless in a transaction (the "Repayment Transaction") which results in the repayment of all principal and interest due on all Notes, in which case the amount of such repayment shall be the Minimum Sale Amount. The Security Agreement and Indenture of Trust provide that the Trustee shall release the security interest in the Sale Contracts and release all Collateral related thereto upon the receipt by the Corporation of cleared funds in excess of the Minimum Sale Amount. Except for a Repayment Transaction, it is not anticipated that the premium received upon the sale of the Sale Contracts plus the interest to be earned on the Replacement Contracts will be less than the amount that would have been received on the Sale Contracts if the sale had not occurred.

FLOOR PLAN FINANCING

       The Corporation may provide financing to Dealers for Homes held for resale to Home purchasers, called floor plan financing. The Corporation anticipates that the financing will be at effective interest rates ranging from 14% to 24% (the A.P.R. may be less, but the effective rate includes additional interest payments in the form of points or similar charges allowed by law), with maturaties ranging from one to two years. The Corporation does not anticipate lending more than One Hundred Thousand Dollars ($100,000) to any one dealer.

OTHER BUSINESS SEGMENTS

       The Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of Parks or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business. As of the date of this Prospectus, the Corporation has no understandings or agreements with any third party to engage in such activities. The Corporation anticipates that it will only engage in such activities if it becomes aware of favorable opportunities in such segments in connection with its financing activities described above, and an appropriate amendment to this Registration Statement will be filed in connection therewith if this offering has not closed.

MARKETING

       The Corporation anticipates that it will not have to engage in any significant marketing activities because of the anticipated high demand for the financing it provides and the lack of significant competition to provide such financing. However, the Corporation intends to contact Dealers throughout Florida to advise them of the availability of the Corporations financing program.

MARKET AREA

       There are a large number of Home purchases in Florida and there is significant wealth in Florida because of the nature and size of the population. The Corporation believes that Florida currently benefits from a strong economy. According to the Florida Chamber of Commerce, Florida is the fourth largest consumer market in the U.S. In 1993, Florida's population was over 13.4 million, with approximately 70% of new arrivals in the 18 to 44 age bracket. Florida emerged as a major economic force in the U.S. in the 1980's. By the end of the decade, Florida had become the nation's leader in major new plant locations or expansions. Florida consistently ranks as one of the top locations for industry. Florida has consistently been a pacesetter in new business incorporation, leading the nation a number of recent years. Florida has three cities in the nation's top twelve metropolitan statistical areas in terms of percentage growth in the number of new. The state has the largest number of manufacturing plants in the Southeast. Numerous economists predict moderate but continued steady growth in Florida's economy.

       However, because the Corporation intends to limit its operations to Florida, the Corporation's operations could be unfavorably impacted by adverse changes in the economic environment in Florida which could adversely affect the creditworthiness of the Corporation's prospective borrowers in the sub-prime market in Florida. Although the Corporation believes Florida's economy will continue to grow, there can be no assurance that this is the case. The resulting lack of diversity in the geographic area in which the Corporation operates may increase the risk of loss to the Corporation and the Note Holders because adverse economic conditions which may occur in Florida but not elsewhere in the country will have a greater adverse affect on the Corporation's operations and thus its ability to make payments on the Notes than if the Corporation operated in a broader geographic area. See "Risk Factors."

CHANGES IN PROGRAMS, PRODUCTS, POLICIES AND PROCEDURES

       Factors such as increased competition in the industry and other industry trends described above, as well as other reasons, may cause the Corporation from time to time to review and change its financing programs, products and services offered, and other business policies and procedures. To the extent there are future changes in these areas, the Corporation may originate Contracts or be subject to other circumstances which may increase the risk of loss to Note Holders. The Corporation will continually review these areas and reserves the right to change any criteria related thereto described herein or otherwise as it deems appropriate. See "Risk Factors."

CONSUMER FINANCE LAWS AND REGULATIONS

       The Corporation's business, particularly its Finance Activities, is subject to regulation and licensing under various federal, Florida and local consumer finance statutes, regulations and ordinances which are described below. These laws, rules and regulations: (i) govern the way the Corporation can operate; (ii) limit the interest rate and other charges that may be imposed by, or prescribe certain other terms of, the Contracts that the Corporation originates; and (iii) define the Corporation's rights to repossess and sell collateral. If the Corporation fails to comply with these laws and regulations, it could be required to cease operations or be subject to fines and penalties, and borrowers under the Contracts could have civil remedies against the Corporation and defenses under the Contracts which could adversely affect the Corporations ability to enforce its rights and collect payment of sums due thereunder, all of which could eliminate or reduce the Corporation's cash flow and thereby its ability to make payments on the Notes. There is no assurance that laws and regulations under which the Corporation operates will not become more restrictive, which could reduce the Corporation's cash flow and thereby its ability to make payments on the Notes. See "Risk Factors - Consumer Finance Laws and Regulations."

       The Corporation is required to be licensed by the State of Florida under the terms of the Florida Consumer Finance Act and Regulations (the "Act") to conduct its Finance Activities. The Act governs all aspects of the operations of the Corporation, including licensing requirements, duties of licensee, consumer protection, credit insurance, monthly installments, referral fees and billing practices. The Act limits interest on loans under $25,000 to the following: The maximum interest rate shall be 30% per annum, computed on the first $1,000 of the principal amount as computed from time to time; 24% per annum on that part of the principal amount as computed from time to time exceeding $1,000 and not exceeding $2,000; and 18% per annum on that part of the principal amount as computed from time to time exceeding $2,000 and not exceeding $25,000. The original principal amount as used in the Act shall be the same amount as the amount financed, as defined by the federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System. In determining compliance with the statutory maximum interest and finance charges set forth in the Act, the computations utilized shall be simple interest and not add-on interest or any other computations. The Corporation will not make loans in excess of $25,000.

       The Corporation is also subject to numerous federal laws, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act and the rules and regulations promulgated thereunder, and certain rules of the Federal Trade Commission. These laws require the Corporation to provide certain disclosures to applicants, prohibit misleading advertising and protect against discriminatory financing or unfair credit practices. The Truth in Lending Act and Regulation Z promulgated thereunder require disclosure of, among other things, the terms of repayment, the final maturity, the amount financed, the total finance charge and the annual percentage rate charged on each retail installment contract. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants (including retail installment contract obligors) on the basis of race, color, sex, age or marital status. Under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the objection. The Fair Credit Reporting Act requires the Corporation to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. The rules of the Federal Trade Commission limit the types of property a creditor may accept as collateral to secure a consumer loan and its holder in due course rules provide for the preservation of the consumer's claim and defenses when a consumer obligation is assigned to a subject holder. The Credit Practices Rule of the Federal Trade Commission imposes additional restrictions on loan provisions and credit practices.

RELATIONSHIP WITH SERVICING COMPANY

       SERVICING AGREEMENT

       The Corporation has entered into a Servicing Agreement with the Servicing Company, to provide all services in connection with Contact origination and servicing. The Servicing Agreement is for an initial term commencing January 1, 1997 through June 30, 2002, after which it may be extended in the sole discretion of the Corporation upon such terms and conditions and for such periods as mutually agreed between the Corporation and the Servicing Company; however, either party may terminate the Servicing Agreement without cause for any reason upon 15 days' advance notice. See "Risk Factors."

       It is an event of default under the Servicing Agreement upon the happening of any of the following events (an "Event of Default"):

                  i. If the Corporation fails to timely remit to Servicing Company any Compensation or other amounts due under the Servicing Agreement which are due and payable and such failure to pay continues for a period of ten days form the date of the mailing or delivery of an invoice from Servicing Company.

                  ii. If any representation or warranty of the Corporation in the Servicing Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to Servicing Company from time to time is false, incorrect or misleading in any material respect, and is not cured within 30 days of written notice thereof to the Corporation.

                  iii. If the Corporation breaches or fails to perform or observe any obligation or condition to be performed or observed by it under the Servicing Agreement in any material respect and such breach or default is not cured within 30 days after Servicing Company has given the Corporation written notice demanding that such breach or default be cured.

                  iv. If any representation or warranty of Servicing Company in the Servicing Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to the Corporation from time to time is false, incorrect or misleading in any material respect and is not cured within 30 days of written notice thereof to Servicing Company;

                  v. If Servicing Company breaches or fails to perform or observe any obligation or condition to be performed or observed by it under the Servicing Agreement in any material respect and such breach or default is not cured within 30 days after the Corporation has given Servicing Company written notice demanding that such breach or default be cured.

                  vi. If Servicing Company fails, in any material respect, to perform its obligations under the Servicing Agreement in conformance with industry standards applicable to servicing of similar Accounts and such failure is not cured within 30 days after the Corporation has given Servicing Company written notice demanding such failure be cured.

       Upon the happening of an Event of Default, after the expiration of any opportunity to cure such Default, the non-defaulting party may terminate the Servicing Agreement by notice in writing to the defaulting party sent by facsimile or certified mail, postage prepaid, or by hand delivery. In the event of termination, Servicing Company agrees to make available to the Corporation such computer records as are reasonably required to effect an orderly conversion to another computer system.

       Because the Servicing Company must operate within the guidelines established by the Corporation, all management and operational decisions made by the Servicing Company will be the same as would be made if the Corporation made such decisions directly. No funds of the Corporation are deposited or kept in any account commingled with funds of the Servicing Company or any other person or entity.

       The Corporation will pay the Servicing Company an amount equal to all expenses of the Servicing Company computed on an accrual basis ("Actual Cost") plus twenty percent (20%) of Actual Cost for services rendered. If the Servicing Company provides similar services to future Affiliated Entities, the Corporation will pay the Servicing Company as follows: (i) any acquisition or disposition of out-of-pocket cash expenditures, such as attorneys' fees and court costs, will be paid by the entity which owns the Contract to which such expenses relate (the "Direct Expenses"); and (ii) an amount equal to Actual Cost less Direct Expenses will be paid directly by each entity based upon the ratio of the total number of Contracts held by each entity to the total number of Contracts held by all entities. In addition, the Corporation will loan up to $75,000 to the Servicing Company for the purchase and/or least of office space, office equipment, trucks and automobiles. The Servicing Company will repay any advanced funds in equal monthly installments of principal and interest at the rate of 10.5% per annum, with the final payment due on June 30, 2002.

       REASON FOR USING THE SERVICING COMPANY

       A separate servicing company was formed for administrative convenience. It is anticipated that additional employees will need to be hired to perform servicing functions for the Corporation. In addition, if Affiliated Entities are formed by Management and his Affiliates in the future, the same employees performing servicing functions for the Corporation would perform similar servicing functions for the Affiliated Entities. If there were no separate servicing company, such employees would be considered to be employees of the Corporation and the Affiliated Entities, requiring separate paychecks and related income tax filings and deposits to be made by each separate entity.

       As of the date of this Prospectus, only Mr. Sutter and his assistant are employed by the Servicing Company. Additional administrative employees will be hired as necessary.

       CONFLICTS OF INTEREST

       Anthony A. Sutter, the sole officer and director of the Corporation and the Servicing Company, may engage for his own account, or for the account of others, including the Affiliated Entities, in other business ventures, some of which may have the same investment objectives as the Corporation, and therefore compete with the Corporation.

       To the extent the Corporation competes with other businesses, including Affiliated Entities, competition for origination of suitable Contracts would intensify, which could have an adverse effect on the Corporation because the Corporation may originate Contracts with a greater risk of loss, which could adversely affect the Note Holders by reducing the funds available to make payments on the Notes and the value of the Collateral.

       This competition for origination of Contracts creates a potential conflict of interest because it is anticipated that the Servicing Company, which is responsible for originating Contracts, will provide similar origination services to Affiliated Entities formed by Management and his affiliates which are engaged in businesses similar to that of the Corporation. An additional conflict of interest with respect thereto exists because Management of the Corporation and Management of the Servicing Company are the same individual, Mr. Sutter. See "Management." Accordingly, there is no assurance that decisions concerning Contract origination and other matters will be made which more favorably impact the Corporation than the Affiliated Entities, increasing the risk of default on the Notes.

       In order to minimize the foregoing conflicts of interest, the Corporation and the Servicing Company have agreed that if the Corporation and Affiliated Entities both have funds available for Contract origination, Contracts will be originated on an alternating basis, meaning first the Corporation will originate a Contract, then the Affiliated Entities will originate a Contract (or Contracts if there is more than one Affiliated Entity with funds available), then the Corporation will originate a Contract, and so on.


EMPLOYEE

       As of the date of this Prospectus, there was only one (1) employee of the Corporation, Mr. Sutter. Management of the Corporation and the employee are the same individual. Management believes that it has an excellent relationship with its employee. Its employee is not represented by a collective bargaining agreement.

PROPERTIES

       The Corporation's executive offices are located at 12408 North Florida Avenue, Tampa, Florida. Pursuant to an oral agreement, the office is leased from an Affiliate, Halliday Village Mobile Home Park, Inc., a Florida corporation ("Halliday"), on a month-to-month basis. Prior to the date of this Prospectus, Halliday has been providing this space to the Corporation at no charge; however, commencing on the Effective Date of the Registration Statement, the Corporation will pay rent to Halliday in the amount of $2,200 per month, including utilities and taxes, which Management believes to be the prevailing market rate. No payment will be required for any time prior to the Effective Date of the Registration Statement.


                                   MANAGEMENT

       Set forth below is certain information concerning the sole officer, director and key employee of the Corporation and the Servicing Company. The sole director serves for a term of one year until the next annual meeting of the Corporation, and until his successor(s) are elected and qualified.

        NAME                    POSITION                                           AGE
        ----                    --------                                           ---

        Anthony A. Sutter       President, Chief Executive Officer, Secretary,     45
                                Treasurer and Sole Director


       ANTHONY A. SUTTER, age 45, has been the President, Chief Executive Officer, Secretary, Treasurer and Sole Director of the Corporation and the Servicing Company since their inception. He has also been the sole officer and director of Sterling Properties Management, Inc., a Tampa, Florida property management company, since October. 1989. He is also the sole officer and director of four Florida corporations owning mobile home parks in Florida, Halliday Village Mobile Home Park, Inc., Oak Bend Mobile Home Park, Inc., Hidden Oaks Mobile Home Park, Inc., and Regency Oaks Mobile Home Park, Inc. He received a B.S. degree in Accounting and Economics from St. Louis University, St. Louis, Missouri in 1973. He has been involved in the residential housing business for 25 years, during which time he has owned, managed and operated many properties, including mobile home parks.

       The Corporation does not have a written employment agreement with Mr. Sutter. All compensation paid to Mr. Sutter will be paid by the Servicing Company, based upon available funds, with no other limitation. No compensation has been paid to Mr. Sutter as of the date of this Prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       For a description of the relationships and related transactions which exist between the Corporation and the Servicing Company, see "Compensation Committee Interlocks and Insider Participation," below.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

       Mr. Sutter is President, Chief Executive Officer, Secretary, Treasurer and Sole Director of both the Corporation and the Servicing Company. Mr. Sutter owns the controlling interest in both the Corporation and the Servicing Company.

       The Corporation may sell or lease Homes to affiliates. Any lease will be at Fair Market Value, based upon the Corporation's lease rates to independent third parties, and any sale will be at Fair Market Value based upon wholesale value published by the National Automobile Dealers Association.

       There is a Servicing Agreement between the Corporation and the Servicing Company. See "Business - Relationship with Servicing Company."

       The Corporation will loan up to $75,000 to the Servicing Company for the purchase and/or least of office space, office equipment, trucks and automobiles. The Servicing Company will repay any advanced funds in equal monthly installments of principal and interest at the rate of 10.5% per annum, with the final payment due on June 30, 2002. See "Business - Relationship with Servicing Company - Servicing Agreement" and "Sources and Uses of Proceeds."

       The Corporation's executive offices are located at 12408 North Florida Avenue, Tampa, Florida. Pursuant to an oral agreement, the office is leased from an Affiliate, Halliday Village Mobile Home Park, Inc., a Florida corporation ("Halliday"), on a month-to-month basis. Prior to the date of this Prospectus, Halliday has been providing this space to the Corporation at no charge; however, commencing on the Effective Date of the Registration Statement, the Corporation will pay rent to Halliday in the amount of $2,200 per month, including utilities and taxes, which Management believes to be the prevailing market rate. No payment will be required for any time prior to the Effective Date of the Registration Statement. See "Business-Properties."

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       Set forth below is certain information as of the date of this Prospectus with respect to any persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Common Stock and of the Common Stock owned by the sole officer and director of the Corporation. Because the Notes do not constitute and are not convertible into equity of the Corporation, the percentage of ownership set forth below will not vary as a result of this offering.


                                                                      AMOUNT AND NATURE
                                                                          OF BENEFICIAL
        NAME OF BENEFICIAL OWNER              TITLE OF CLASS                  OWNERSHIP               % OF CLASS
        ------------------------              --------------          -----------------               ----------

Anthony A. Sutter                                 Common                            800                      80%

Judith  Estrin,   Trustee;   Stanley  D.          Common                            200                      20%
                                                                                    ---                      ---
Estrin Irrevocable Trust  dated 3/16/93

All  officers  and  directors as a group                                            800                      80%
                                                                                    ===                      ===

(1 person)
----------------------------

         Other than as set forth above, the Corporation is not aware of any other shareholders who beneficially own, individually or as a group, 5% or more of the outstanding shares of Common Stock of the Corporation. Mr. Sutter may be deemed a "founder" or "parent" of the Corporation as such term is defined in the Securities Act of 1933, as amended.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                            AND RESULTS OF OPERATIONS

       The Corporation has no earnings and no significant assets. The Corporation will use the proceeds of this offering primarily to engage in the Financing Activities.


                            DESCRIPTION OF SECURITIES

The following is a summary of certain provisions of the Note, Security Agreement and Indenture of Trust, which are filed as Exhibits to this Registration Statement. This summary is qualified in its entirety by the terms and conditions of such documents.

NOTES

         The Corporation is offering subscriptions for a maximum of 9,900 Notes in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on June 30, 2002. Interest is calculated on the Calculation Basis but is paid on the Payment Basis, with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The Notes will be secured by a first lien on the Collateral. The principal due on the Notes is prepayable in whole or in part at any time without premium or penalty. Any prepayment will include accrued and unpaid interest at the time of prepayment on the entire principal amount due.

         The sole sources of payment of interest on the Notes will be cash flow generated from operations, the proceeds of this offering in an amount not to exceed $1,039,500, any other cash flow of the Corporation not otherwise pledged as security for other obligations of the Corporation, of which there is not anticipated to be any, capital contributions or loans of the shareholders, or operational borrowings obtained from third party lenders. See "Sources and Uses of Proceeds." Shareholders and their affiliates are under no obligation to make capital contributions or loans to the Corporation. The Corporation has no commitment to obtain loans from third party lenders, and there is no assurance that such loans could be obtained. See "Risk Factors." The sole sources of repayment of principal and accrued interest on the Notes at the end of their term will be cash flow generated from operations, a refinancing of the Notes, a sale of the Collateral which is pledged as security for the Notes, proceeds from the repayment of the Contracts or other income generating assets which are pledged as security for the Notes not used to originate additional Contracts, loans or capital contributions from the shareholders, although the shareholders are under no obligation to do so, or proceeds of future securities offerings, if any. See "Risk Factors."

         The Corporation reserves the right to sell additional notes or equity interests in a public offering or in an offering exempt from registration under federal and state securities laws to provide additional financing for the Corporation. There is no assurance that any such offering would be undertaken or successful. If sufficient funds are not available from any of such sources, the repayment of all or part of the interest or principal on the Notes may be delayed or never be made. See "Risk Factors."

       There is no sinking fund for payment of principal or interest on the Notes. Neither the Notes, nor any other obligations of the Corporation, have cross-default provisions. See "Risk Factors."

       The price, amount of, and interest rate on the Notes to be offered have been established arbitrarily by the Corporation and may bear no relationship to its assets or to the earning potential of the Contracts or the Corporation. NOTE HOLDERS WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY HIS PURCHASE OF NOTES. See "Risk Factors."

SECURITY AGREEMENT

       Under the Security Agreement, the Corporation has granted the Note Holders through the Trustee a security interest (the "Security Interest") in and to all of the following: The Assets or Replacement Assets acquired with funds obtained from the repayment, sale or refinancing of the Assets, including all rights to receive payments thereunder and security interests in and instruments of title, whether now owned or hereafter acquired, all funds in the following bank account: Barnett Bank - Account #1408067369; all proceeds of the offering pursuant to the Registration Statement of Corporation declared effective by the Securities and Exchange Commission on _______________, 1997 (the "Registration Statement"); and in all products thereof and all cash and non-cash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, assignments or other documents and instruments located in a separate, segregated, locked file cabinet marked "Cabinet A - Sterling Financial Services of Florida - I, Inc. - Notes" in the possession, custody and control of the Trustee as described herein and in the Indenture of Trust (all of the foregoing hereinafter called the "Collateral"); provided, however, that the security interest granted hereunder is subject to the conditions and limitations set forth in the Registration Statement and the Security Agreement.

       The Collateral may be released to the Corporation upon receipt of an affidavit signed and sworn to by a duly authorized officer of the Corporation that (a) the Corporation has received or anticipates receiving within five (5) business days payment in full from the obligor under the Contract or payment of at least the Minimum Sale Amount by the Purchaser of the Contracts if there is a sale of a block of Contracts as described in the Registration Statement, (b) the Corporation needs the Collateral for repossession or other similar purpose after default on a Contract, or (c) any administrative event for which release for mailing to the State is required under statute, rule, regulation or practice such as change in name of a borrower due to marriage or divorce, change of address, or notation of a subordinate lien. Upon a release of the Collateral pursuant to (c) above, Corporation or its Agent shall promptly return Collateral to the Trustee upon receipt of the reissued Collateral after the changes have been made by the appropriate state agency. In addition, amount up to one year's aggregate interest payment on all outstanding

Notes at the close of the offering pursuant to the Registration Statement (maximum of $1,039,500) shall be released to the Corporation upon written request to pay interest due on the Notes.

  Subject to the following limitations, an Event of Default under the Security Agreement occurs if:

            a. the Corporation receives written notice from a Trustee on behalf of the Note Holders of a default in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days after receipt of such notice;

            b. the Corporation receives written notice from a Trustee on behalf of the Note Holders of a default in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise after receipt of such notice;

            c. the Corporation fails to comply with any of its other agreements in the Notes, this Agreement or the Indenture of Trust and the default continues for the period and after the notice specified below;

            d. the Corporation pursuant to or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case,

               (2) consents to the entry of an order for relief against it in any involuntary case,

               (3) consents to the appointment of a Receiver of it or for any substantial part of its property,

               (4) makes a general assignment for the benefit of its creditors, or

               (5) fails generally to pay its debts as they become due; or

            e. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Corporation in an involuntary case,

               (2) appoints a Receiver of the Corporation or for any substantial part of its property, or

               (3) orders the liquidation of the Corporation, and the order or decree remains unstayed and in effect for 90 days.

       The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of Corporations. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

       A default under section (c) is not an Event of Default until the Trustee on behalf of the Note Holders holding at least a majority in principal amount of the Notes notifies the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

       If an Event of Default occurs and is continuing either: (a) the Trustee, by written notice to the Corporation or (b) the Trustee on behalf of the Note Holders holding at least 25% in principal amount of the Notes, by written notice to the Corporation and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately. An acceleration and its consequences shall be rescinded if all existing Events of Default have been cured or waived prior to the entry of a judgment against the Corporation and if the rescission would not conflict with any judgment or decree.

       Subject to the provisions of the preceding paragraph, if an Event of Default occurs and is continuing, the Trustee on behalf of the Note Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

       Subject to the foregoing, the Trustee on behalf of the Note Holders holding a majority in principal amount of the Notes by notice to the Trustee on behalf of the Note Holders may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing and no rights and remedies thereon may continue to be enforced.

       Notwithstanding anything to the contrary in the Security Agreement, Trustee on behalf of the Note Holders is required to proceed against and liquidate all Collateral before looking to any other assets of the Corporation.

INDENTURE OF TRUST

       Stanton K. Shultz, Clearwater, Florida, will serve as the Trustee under the Indenture of Trust. From August, 1989 to date, he has been President of Stanton Shultz, CPA, PA, an accounting firm in Clearwater, Florida. From May, 1984, to August, 1989, he was Vice President - Finance of Jones & Hawkins Insurance, Inc., an independent insurance agency in Clearwater, Florida, where he handled all accounting functions. From May, 1982 to April, 1984, he was a business consultant to a computer manufacturer and distributor and was responsible for computerization of the entire company. From June, 1981 to May, 1982, he was an account executive at Merrill Lynch Pierce Fenner and Smith, Inc., a brokerage firm, where he was responsible for providing investment advice to clients. From May, 1976 to May, 1981, he was

Controller of Waterbed City, Inc., where he was responsible for all accounting and data processing functions. Mr. Shultz currently has no direct or indirect employment, financial or other relationship with the Corporation or its affiliates, and, as such, is acting as an independent Trustee. Mr. Shultz received a B.S. degree in Accounting from Jacksonville University, Jacksonville, Ohio, in 1975 and a 5th year Accounting Degree from Tampa College, Tampa, Florida, in 1992. Pursuant to the terms of the Indenture of Trust, Mr. Shultz will receive a fee of $500 per year plus reimbursement of actual expenses. In addition, upon the occurrence of an Event of Default under the Trust Agreement or the Security Documents, the Trustee shall receive a fee of $75 per hour for time incurred in rendering his duties as Trustee.

       An Indenture of Trust will be entered into between the Corporation and the Trustee for the benefit of Note Holders. The Trustee will accept title to the Security Agreement on behalf of the Note Holders. The description of the Indenture of Trust set forth below and references to Note Holders will be determined based on the Notes issued to Note Holders. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and interest on the Notes, and to execute and deliver to the Corporation partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes.

       The Events of Default under the Indenture of Trust are the same as under the Security Agreement.

       Any and all monies collected by the Trustee shall be applied in the following order:

       (1)    To the payment of all costs and expenses of collection;

       (2) To the payment of interest on the Notes, such payments to be made ratably to the persons entitled thereto;

       (3) To the payment of the outstanding principal balance on the Notes, such payments to be made ratably to the persons entitled thereto; and

       (4) The remainder, if any, shall be paid to the Corporation, its successors and assigns or to any other person under an order of court.

       The Note Holders of a majority in aggregate principal amount of the Notes at any time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; however, the Trustee has the right to decline to follow any such direction if the Trustee has been advised by counsel that the action may not be lawfully taken or that the action will be unduly prejudicial to the Note Holders not taking part in such direction.

       The Trustee is obligated to mail to the Note Holders notice of the occurrence of an Event of Default within thirty (30) days after it receives notice of such event, unless such event shall have been cured before the giving of such notice.

       The Corporation agrees to indemnify the Trustee for any liability or expense incurred without negligence or bad faith on the part of the Trustee in connection with the administration of the Indenture of Trust.

       The Indenture contains various provisions protecting the Trustee when he acts in good faith in reliance on certificates and other documents supplied by the Corporation and on opinions of the Trustee's counsel.

       The Trustee may resign at any time by giving written notice to the Corporation and to the Note Holders. The Corporation is obligated to appoint promptly a successor Trustee. If no successor Trustee shall have been so appointed within thirty (30) days after the mailing of notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee, or any Note Holder may, on behalf of himself and the other Note Holders, petition any such court for appointment of a successor Trustee. In addition, the holders of a majority of the aggregate principal amount of the Notes at any time outstanding may remove the Trustee at any time and appoint a successor Trustee.

       The Trustee shall act as Custodian of the Collateral for the benefit of Note Holders.

                                  UNDERWRITING

       The Notes are being offered on a "best-efforts" $9,900,000 Maximum Offering through the Managing Dealer and other Participating Dealers who are members of the NASD. The Corporation has agreed to indemnify the Managing and Participating Dealers against certain liabilities, including liabilities under the Securities Act of 1933. The Corporation will pay the Managing Dealer 7% of the offering price ($70 per Note), a portion of which may be reallowed to Participating Dealers. The Corporation will also pay to the Managing Dealer a Managing Dealer Fee of 2% of the offering price ($20 per Note) for all Notes sold in the offering. The Corporation will also reimburse the Managing Dealer for actual due diligence expenses in an amount up to .5% per Note ($5 per Note) and pay to the Managing Dealer a Non-Accountable Expense Allowance not to exceed 1% of the offering price per Note ($10 per Note) for all Notes sold in the offering, a portion of the foregoing which may be reallowed to Participating Dealers. Neither the Managing Dealer nor any Participating Dealers are affiliated with the Corporation or the Servicing Company.

       Southern Capital Securities, Inc. is the lead underwriter for this offering and will execute a Managing Dealer Agreement with the Corporation. The Managing Dealer may enter into Selected Dealer Agreements with other broker/dealers (the "Selected Dealers"), and may reallow a portion of the compensation payable to it for selling the Notes hereunder to such Selected Dealers.

       The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. The

Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes.

       The Corporation intends to sell the Notes in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and the purchase of the Notes may only be negotiated and consummated in such states. The Subscription Agreement for the Notes must be executed, and the Notes may only be delivered in, such states. Resale or transfer of the Notes may be restricted under state law. See "Risk Factors - No Market for Notes" and "Transferability of Notes."

       If the Corporation does not terminate the offering earlier, which in the sole discretion of Management it may, the offering of Notes will continue until the Corporation raises an aggregate of $9,900,000, provided that the offering period for all of Notes of the Corporation will not exceed 24 months from the date of this Prospectus.

   The Managing Dealer and the Selected Dealers have agreed in accordance with the provisions of SEC rule 15c2-4 to cause all funds received for the sale of a Note to be promptly deposited with the Corporation upon the receipt of executed Subscription Agreement and the related funds by the participating Dealer by or before noon of the next business day following the sale of said Notes.

                                 INDEMNIFICATION

       Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons the Corporation pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            TRANSFERABILITY OF NOTES

       The Notes will be registered with the Securities and Exchange Commission and the State of Florida. The Notes may be registered or exempt from registration in other states. NO PUBLIC OR OTHER MARKET FOR THE NOTES EXISTS AND THERE CAN BE NO ASSURANCE THAT ONE MAY DEVELOP IN THE FUTURE. No transfers will be permitted of less than the minimum permitted purchase, nor may an investor transfer, fractionalize or subdivide Notes so as to retain less than such minimum purchase. Accordingly, the Notes should be purchased only as an investment to be held to the end of the term of the Notes because Note Holders may not be able to liquidate their investment in the event of an emergency or for any other reason. See "Risk Factors."

                                  LEGAL MATTERS

       The legality of the Notes offered hereby will be passed upon for the Corporation by Michael T. Williams, Esq., in his capacity as counsel to the Corporation.

                                LEGAL PROCEEDINGS

       There are no material legal proceedings pending to which the Corporation is a party.

                                     EXPERTS

       The financial statements of the Corporation from January 3, 1997 (date of inception) to January 10, 1997 appearing in this Prospectus and Registration Statement have been audited by Timothy M. Hohl Company P. A., Certified Public Accountant, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS



       Report of independent auditor                         F-2

       Balance Sheet, December 31, 1996                      F-3

       Statement of Stockholder's Equity                     F-3

       Statement of Cash Flows                               F-4

       Notes to Financial Statements                         F-5

                          TIMOTHY M. HOHL COMPANY P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

4104 W. LINEBAUGH AVENUE, SUITE 201               MEMBERS OF:
TAMPA, FLORIDA 33624                                AMERICAN INSTITUTE OF CPA'S
(813)960-9803 FAX (813)960-9802                     FLORIDA INSTITUTE OF CPA'S
                                                    SEC PRACTICE SECTION


                         REPORT OF INDEPENDENT AUDITORS



To the Board of Sterling Financial Services of Florida - I, Inc.

We have audited the accompanying balance sheet of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997 and the related statements of stockholders' equity and cash flows for the period January 3, 1997 (inception) through January 10, 1997. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997 and its cash flows for the period January 3, 1997 (inception) through January 10, 1997 in conformity with generally accepted accounting principles


/s/ TIMOTHY M. HOHL COMPANY P.A.

Tampa, FL
January 13, 1997

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                JANUARY 10, 1997




                                     ASSETS

Cash                                                       $  1,000
                                                          ---------

Total Assets                                               $  1,000
                                                          =========



                                 LIABILITIES AND
                              STOCKHOLDERS' EQUITY

Liabilities                                                $    -0-

Stockholders' Equity
 Paid in Capital                                                900
 Common Stock,
   $ .01 par value, 7,500 shares
   authorized, 1,000 shares
   issued and outstanding                                       100
                                                          ---------
Stockholder's equity                                          1,000
                                                          ---------

Total Liabilities and
 Stockholders' Equity                                      $  1,000
                                                          =========

                        STATEMENT OF STOCKHOLDER'S EQUITY
         FOR THE PERIOD JANUARY 3, 1997 (Inception) TO JANUARY 10, 1997

                                    Common Stock
                               ----------------------   Paid in        Total
                                Shares         Value    Capital        Value
                               ---------   ----------  ----------   ------------
January 3, 1997
(Inception)                         -0-         -0-         -0-             -0-

January 10, 1997                    100      $  100     $   900    $      1,000
                                --------   ---------   ---------  --------------
Balance, January 10, 1997           100      $  100     $   900    $      1,000
                                ========   =========   =========  ==============








See notes to financial statements.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD JANUARY 3, 1997 (Inception) TO JANUARY 10, 1997





CASH FLOWS FROM OPERATING ACTIVITIES                     $    -0-

CASH FLOWS FROM INVESTING ACTIVITIES                          -0-

CASH FLOWS FROM FINANCING
ACTIVITIES
    Issuance of Common Stock                                1,000
                                                         ---------

NET INCREASE IN CASH AND CASH
EQUIVALENTS                                                 1,000

CASH AND CASH EQUIVALENTS,
BEGINNING                                                      -0-
                                                         ---------

CASH AND CASH EQUIVALENTS, ENDING                        $  1,000
                                                         =========














See notes to financial statements.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Sterling Financial Services of Florida - I, Inc. (the "Company") was incorporated under the laws of the state of Florida on January 3, 1997. The Company is considered to be in the development stage as defined in Financial Accounting Standard No. 7.

The Company intends to be primarily in the business of offering a package of financial services to the sub-prime mobile home industry, including originating and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with primarily used as well as some new mobile homes.

No statement of operations has been included, since there were no operational activities, other than the issuance of common stock.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
Accounting records of the Company and financial statements are maintained and prepared on the accrual basis.

Year End
The Company's year end for financial reporting and tax purposes is December 31.

Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTE D - PROPOSED SECURED NOTE OFFERING

The Company intends to offer subscriptions for a maximum of 9,900 Notes in the principal amount of $1,000 each. The Notes will bear simple interest at 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on June 30, 2002. The Notes will be secured by a first lien on the assets acquired with the proceeds of the offering or other assets acquired with funds obtained from repayment, sale or refinancing of such assets. The Notes are prepayable in whole or in part at any time without premium or penalty.

The Notes are being offered on a "best-effort" basis. There is no minimum offering for the Notes.

                                    EXHIBIT A

                           STATE SUITABILITY STANDARDS

                                     INSERT

                                    EXHIBIT B

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                    SUBSCRIPTION AGREEMENT - PROMISSORY NOTES

Gentlemen: The Investor named below, by payment of the purchase price for such Promissory Notes, by the delivery of a check payable to STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., hereby subscribes for the purchase of the number of Promissory Notes indicated below (minimum of two) of STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., at a purchase of $1,000 per Note as set forth in the Prospectus. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the Promissory Notes being subscribed for hereby.

A.  INVESTMENT:  (1) Number of Notes ___________  (2) Total Contribution ($1,000/Note) $___________________________________________
                 (3) Initial Purchase [  ]      Additional Purchase [  ]                Date of Investor's check___________________
B.   REGISTRATION:
    (4)  Registered Owner:_______________________________ Co-Owner:_______________________________________
    (5)  Mailing Address:__________________________________________ City, State & Zip:_____________________________________________
    (6) Residence Address (if different from above):_______________________________________________________________________________
    (7) Birth Date: ___________/___________/____________         (8)  Employee or  Affiliate: Yes_____________  No_________________
    (9) Please indicate Citizenship Status:                     (10)  Social Security #:_____________/_____________/_______________
         U.S. Citizen   [ ]    Other   [ ]                            Co-Owner SS#:_________________/_____________/________________
    (11) Telephone (H) (       ) ______________________               Corporate or Custodial: ____________/___________/____________
                     (O) (      ) ______________________              Taxpayer ID #: ______-_____________________/_________________

C.  OWNERSHIP       [  ] Individual Ownership     [  ] IRA or Keogh             [  ] Joint Tenants with Rights of Survivorship
    [  ] Trust/Date Trust Established_______________ Pension/Trust (S.E.P.)    [  ] Tenants in Common   [  ] Tenants by the Entirety
    [  ] Corporate Ownership   [ ] Partnership     [ ]  Other______________________________________________________________________

D.  SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus under
"Suitability
Standards." Signatures - Registered Owner:___________________________________________ Co-Owner:____________________________________
Print Name of Custodian or Trustee:______________________________________ Authorized Signature:____________________________________
Date:_____________________           Witness Signature_____________________________________________________________________________

E.  PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):
Name:________________________________________________________ c/o__________________________________________________________________
Address:__________________________________________________ Account Number:_________________________________________________________
City, State & Zip:_________________________________________  Telephone Number:_____________________________________________________

F: BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in
Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the
Beneficial Owner.

Name of Beneficial Owner Only:____________________________________________ Telephone Number:_______________________________________
Address:_____________________________________________________________ City, State & Zip:___________________________________________

G. BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED, ANY MISSING SIGNATURES MAY DELAY PROCESSING OF THIS
 ORDER.

Broker-Dealer NASD Firm Name:________________________________ Date:_______________ Telephone Number:_______________________________
Main Office Address:______________________________________ City, State & Zip:______________________________________________________
Print or Type Name of Broker-Dealer, Principal or other Authorized Signatory:______________________________________________________
Authorized Signature:______________________________________________________________________________________________________________
Print or Type Name of Registered Representative or other Authorized
Signatory:_________________________________________________________________________________________________________________________
Signature:_________________________________________________________________________________________________________________________
Branch Office Address:_____________________________________ City, State & Zip:_____________________________________________________
___________________________________________________________________________________________________________________________________

MAIL TO: Sterling Financial Services of Florida - I, Inc., 12408 North Florida Avenue, Tampa, FL 33612, telephone 813/935-9476, facsimile 813/948-8537.
___________________________________________________________________________________________________________________________________
OFFICE USE ONLY:   Date Received:__________________________________ Date Accepted/Rejected_________________________________________
Subscriber's Check Amount:_______________________ Check No.___________________ Date Check Deposited________________________________
MR #________________
            WHITE-STERLING      YELLOW-BROKER            PINK-REG.REP             GOLD-INVESTOR


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                     Maximum
                                                                     -------
                                                                     Offering
                                                                     --------
*SEC Registration Fee                                               $3,413.79
*NASD Registration Fee                                               1,490.00
*Legal Fees and Expenses                                            50,000.00
*Accounting Fees and Expenses                                       35,000.00
*Blue Sky Qualification                                             35,000.00
Other Organization and Offering Expenses                             5,000.00
Printing and Engraving Fees and Expenses                            10,000.00
Due Diligence Reimbursement                                         49,500.00
Non-Accountable Expense Allowance                                   99,000.00
Miscellaneous                                                      18,596,.21
                                                                   ----------
Total                                                             $297,000.00

ITEM 14:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Florida General Corporation Law permits indemnification by the Corporation of any director, officer, employee or agent of the Corporation or person who is serving at the Corporation's request as a director, officer, employee or agent of another corporation, or other enterprise, as set forth in the statute which appears on the next page.

       The Corporation's Articles of Incorporation and Bylaws provide that the Corporation shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer and employee of the Corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

       The Corporation's Bylaws provide that the Corporation shall, to the fullest extent permitted by the laws of the State of Florida, indemnify each officer or director against expenses (including attorney's fees), judgments, taxes, fines and amounts paid in settlement incurred by him in connection with, and shall advance expenses (including attorney's fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) through which he is, or is threatened to be made, a party by reason of his being a director or officer of the Corporation, or his serving or having served at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       Indemnification under the Corporation's Articles of Incorporation and Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 15:  RECENT SALES OF UNREGISTERED SECURITIES

       Since its organization in January 1997, the Corporation has not sold any unregistered securities.


ITEM 16:  EXHIBITS
   *1.1  Form of Managing Dealer Agreement

   *1.2  Form of Selected Dealer Agreement

   *1.3  Subscription Agreement

   *3.1  Articles of Incorporation

   *3.2  Bylaws

   *4.1  Form of Note

   *4.2  Form of Security Agreement and Collateral Assignment

   *4.3  Form of Indenture of Trust *5.1 Opinion regarding legality (including
         Consent)

  *10.1  Servicing Agreement

  *10.2  Form of Credit Application

   **23  Consent of Accountants

    *27  Financial Data Schedule (for SEC use only)

-------------------

 *  Filed previously
**  Filed herewith

       All other schedules are omitted because they are not required or the information is otherwise included in the financial statements.


ITEM 17:  UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its certificate of Incorporation, or bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

       (1) For the purpose of determining any liability under the Securities act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                      LIST OF CONSENTS REQUIRED BY RULE 435

The consent of Michael T. Williams, Esquire to the reference to said attorney in the Prospectus constituting a part of this Registration Statement and to the use of his opinion as an exhibit to this Registration Statement is included in the opinion of said firm (Exhibit 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on the 21st day of April, 1997.

                          STERLING FINANCIAL SERVICES
                          OF FLORIDA - I, INC.
                          a Florida corporation



                          By:     /s/   Anthony A. Sutter
                              -------------------------------------------------
                                   Anthony A. Sutter
                                   President, Chief Executive Officer,
                                   Secretary , Treasurer and Sole Director
                                   Principal Executive Officer
                                   Principal Financial Officer and
                                   Principal Accounting Officer

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name                         Position                                   Date
----                         --------                                   ----
/s/ Anthony A. Sutter        President, Chief Executive Officer,        April 21, 1997
---------------------        Secretary, Treasurer and Sole Director
Anthony A. Sutter

                                INDEX TO EXHIBITS


         EXHIBIT
             NO.  DESCRIPTION

            *1.1  Form of Managing Dealer Agreement
            *1.2  Form of Selected Dealer Agreement
            *1.3  Subscription Agreement
            *3.1  Articles of Incorporation
            *3.2  Bylaws
            *4.1  Form of Note
            *4.2  Form of Security Agreement and Collateral Assignment
            *4.3  Form of Indenture of Trust
            *5.1  Opinion regarding legality (including Consent)
           *10.1  Servicing Agreement
           *10.2  Credit Application
            **23  Consent of Accountants
             *27  Financial Data Schedule (for SEC use only)

-------------------------


 *    Filed previously
**    Filed herewith





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